Exhibit (h)(xxxi)
AMENDMENT NO. 2

AMENDED AND RESTATED PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement (the "Agreement"), dated January 31, 2007, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF''); Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”); and The Prudential Insurance Company of America ("Prudential"), a New Jersey life insurance company, on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account,") and collectively, the "Accounts")(collectively, the "Parties"), is hereby amended as follows:

WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.

Schedules A and B of the Agreement are deleted in their entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTSFUNDEDBYTHESEPARATEACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

,.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010.

Attest:_____________
Name: Peter Davidson Title: Assistant Secretary

Attest:____________
Name: Peter Davidson
Title: Assistant Secretary

Attest:
Name: Candice D. Fallon
Title: Project Manager

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
By:

Name: John M. Zerr
Title:    Senior Vice President

INVESCO DISTRIBUTORS, INC.
By:
    Name: John S. Cooper

Title:	President
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, on behalf of itself and its separate account
By:
Name: Timothy S. Cronin
Title: Executive Vice President